                                                                  EXHIBIT 2(iv)

STATE OF DELAWARE

                              CERTIFICATE OF MERGER          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS

                                       of

                                                       FILED 10:51 AM 3/10/1994
                                 AU 'N AG, INC.              44037960 - 2377973
                            (A Delaware Corporation)
                                      into
                                 AU 'N AG, INC.
                            (A Delaware Corporation)

         The undersigned officers, president and secretary of AU 'N AG, INC., a Utah corporation, and AU 'N AG, INC., a Delaware Corporation hereby certify that the Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware by the shareholders of AU 'N AG, INC., a Utah corporation, at a special shareholders' meeting which was duly called and was held on the 7th day of February 1994, after due notice had been given to the shareholders, and was approved by the sole shareholder of AU 'N AG, INC., a Delaware corporation, by consent action. The surviving corporation shall be AU 'N AG, Inc., a Delaware corporation. The executed copy of the Plan is on file at the principal place of business of the surviving corporation 357 South 200 East, Suite 300, Salt Lake City, Utah 34111. A copy of the Plan will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation. The authorized capital stock of AU 'N AG, INC., a Utah Corporation, is 50,000,000 shares of common stock, $.001 par value.

         The number of shares outstanding of each class of each corporation which were entitled to vote on the Plan and the number of shares of each class of each corporation consenting and not consenting to the Plan, is as follows:

                                                        Number of
                                                          Shares             Number of Shares
                                       Class           Outstanding     Consenting        Not Consenting
                                    -----------        -----------     ----------        --------------

AU 'N AG, INC.                     Common stock        23,297,800       17,005,000              0
(a Utah Corporation)                ($.001 par)

AU 'N AG, INC.                     Common stock                10               10
(a Delaware Corporation)            ($.001 par)


         The certificate of incorporation of the AU 'N AG, INC., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

         All of the presently outstanding shares of AU 'N AG, INC., a Delaware corporation are owned and held by AU 'N AG, INC., a Utah corporation.


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         IN WITNESS WHEREOF, AU 'N AG, INC., a Utah corporation, and AU 'N AG, INC., a Delaware corporation, have caused this Certificate of Merger to be executed in their respective corporate names by their respective presidents and their respective secretaries this 15th day of February 1994.

Attest:                                       AU 'N AG, INC.
                                              A Utah Cororation


/s/ Max Morrill, Secretary                    /s/ R.G. Listul, President
-------------------------------               ------------------------------
Max Morrill, Secretary                        R.G. Listul, President



Attest:                                       AU 'N AG, INC.
                                              A Delaware Corporation


/s/ Ronald N. Vance, Secretary                /s/ Ronald N. Vance, President
-------------------------------               ------------------------------
Ronald N. Vance, Secretary                    Ronald N. Vance, President



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